UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K/A
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 5, 2018 (February 15, 2018)

CHEMUNG FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-13888	16-1237038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of Principal Executive Offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

EXPLANATORY NOTE

On February 15, 2018, Chemung Financial Corporation (the "Corporation") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting its financial results at and for the three and twelve months ended December 31, 2017.  This Form 8-K/A is being filed to revise net income and related financial information for the three and twelve months ended December 31, 2017.  The provision for loan losses for the three and twelve months ended December 31, 2017 was increased by $3.9 million and net income was reduced by $2.9 million for both periods, as compared to the amounts furnished in the Original Form 8-K. The change resulted as part of the Corporation’s internal control review process over subsequent events.  Based on additional information obtained subsequent to the earnings release dated February 15, 2018, management determined that an additional $3.9 million of provision for loan losses should be recorded as an expense in the fourth quarter of 2017.  In addition to the $3.9 million impact on pre-tax earnings, the additional provision had the effect of reducing income tax expense by a net of $1.0 million in the fourth quarter and for the full year 2017, including the impact of the revaluation of the additional deferred tax asset created by the increase to the provision.  The revised net income for the fourth quarter and full year 2017 included an estimated $2.9 million, or $0.61 per share, one-time net deferred tax revaluation to income tax expense, due to the enactment of the Tax Cuts and Jobs Act, an increase of $0.3 million, from the $2.6 million reported in the earnings release dated February 15, 2018.  While the Corporation will pursue every available means of recovery, generally accepted accounting principles (“GAAP”) indicate that such potential future recoveries cannot be used in the analysis of the allowance for loan losses until the recovery is more definitive.

The Company has revised its financial results for the fourth quarter and full year 2017, and other disclosures contained in the Original Form 8-K to reflect the additional $3.9 million of provision for loan losses and the related income tax expense adjustment as described above.

Revised net income for the full year of 2017 was $7.4 million, or $1.55 per share, compared to $10.4 million, or $2.16 per share, previously reported for the full year of 2017.  Revised net loss for the fourth quarter of 2017 was ($2.2) million, or ($0.45) per share, compared to $0.8 million, or $0.16 per share, previously reported for the fourth quarter of 2017.

Item 2.02. Results of Operations and Financial Condition.

On March 5, 2018, the Corporation issued a press release describing its revised results of operations for the three and twelve month periods ended December 31, 2017.

A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed filed for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

     99.1       Press Release of Chemung Financial Corporation dated March 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Date: March 5, 2018	By:	/s/ Karl F. Krebs
Karl F. Krebs
Executive Vice President, Chief Financial Officer and Treasurer